EXHIBIT 3.5



                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                            EMPIRE OF CAROLINA, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                       ---------------------------------


         Empire of Carolina, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the "Board of Directors" or the "Board") as required by Section 151 of the General Corporation Law at a meeting duly called and held at 3:00 P.M. on June 10, 1997;

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Company's Restated Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof, as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting the Series A Preferred Stock shall be 2,100,000. The stated value of each share of the Series A Preferred Stock (the "Stated Value") shall be $10. Such shares may be issued only in connection with the sale of shares by the Company pursuant to the Securities Purchase Agreement dated as of May 5, 1997, as amended, among the Company, HPA Associates, LLC and EMP Associates LLC (the "Securities Purchase Agreement"). From and after the first issuance of Series A Preferred Stock, such number of shares shall be decreased automatically to the number of shares sold pursuant to the Securities Purchase Agreement upon the completion of sales pursuant thereto, provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding.


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         Section 2. Dividends. The holders of shares of the Series A Preferred
Stock (the "Series A Stockholders") shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, dividends, distributions and offers of subscription, if any, equivalent (both in amount and kind) to the dividends paid, and offers of subscriptions made available, to the holders of the number of shares of Common Stock into which the Series A Preferred Stock may be converted pursuant to
Section 6 hereof, provided that if any dividend is declared in shares of Common Stock or any other security into which the Series A Preferred Stock is from time to time convertible, rather than payment of such dividend to holders of Series A Preferred Stock, the number of shares of Common Stock or such other security into which the Series A Preferred Stock may be converted shall be adjusted in accordance with the provisions of Section 6 hereof.

         Section 3. Voting Rights. In addition to any voting rights provided by law, the Series A Stockholders shall have the following voting rights:

         a. So long as the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote at all meetings of the stockholders of the Company on any matter voted on by holders of Common Stock, together with the holders of Common Stock and of all other securities entitled to vote with the Common Stock on such matter (the "Voting Securities"). With respect to any such vote, from and after the first date on which shares of the Series A Preferred Stock are issued (the "Issue Date"), each share of the Series A Preferred Stock shall be entitled to cast a number of votes equal to the number of shares of Common Stock into which a share of Series A Preferred Stock may then be converted in accordance with Section 6 hereof.

         b. In addition to any class votes required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, create, increase the authorized or issued number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes or series of the Company's capital stock having rights senior or superior to (either as to dividends or upon distribution of assets, voluntary or involuntary liquidation, dissolution or winding up) the Series A Preferred Stock, or class or series of stock that ranks on a parity with Series A Preferred Stock, or to increase the number of shares of Series A Preferred Stock that are authorized for issuance, or (ii) amend, alter or repeal any of the provisions of the Articles of Incorporation of the Company or the Certificate of Designation of the Series A Preferred Stock (the "Certificate of Designation") in a manner which would materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof (provided, however, that, subject to (i) above, any increase in the amount of authorized capital stock or the creation and issuance of any capital stock ranking junior to the Series A Preferred Stock shall not be deemed materially and adversely to affect such rights, preferences or voting powers).


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         c. In addition to any class votes required by law or Section 3(b)
hereof, the affirmative vote of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock and Series C Preferred Stock of the Company, voting together as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to authorize, create, increase the authorized or issued number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes or series of the Company's capital stock having rights senior or superior in preference to the Series A Preferred Stock or the Series C Preferred Stock as to any of dividends, voluntary or involuntary liquidation, dissolution or winding up, or
(y) any shares of any class or series of stock that ranks on a parity with Series A Preferred Stock or the Series C Preferred Stock as to any dividends, voluntary or involuntary liquidation, dissolution or winding up.

         d. Notwithstanding anything to the contrary contained in the Company's Articles of Incorporation or By-Laws, from and after the Issue Date, the Series A Stockholders shall have the right, voting separately as a class, to elect to the Board of Directors two directors of the Company and shall have the right to approve any expansion of the size of the Company's Board beyond five.

         e. (1) The foregoing rights of Series A Stockholders to take any actions as provided in this Section 3 may be exercised at any regular meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by written consent pursuant to Section 228 of the Delaware General Corporation Law.

                  (2) So long as the right of the Series A Stockholders to elect directors pursuant to Section 3(d) continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of the Company may call, and upon the written request of holders of record of 10% of the outstanding shares of the Series A Preferred Stock addressed to the Secretary of the Company at the principal office of the Company shall call, a special meeting of the Series A Stockholders entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-Laws of the Company for the holding of meetings of stockholders.

                  (3) At each meeting of stockholders at which the Series A Stockholders have the right, voting separately as a single series, or voting separately as series with holders of Series C Preferred Stock of the Company, to take action pursuant to Section 3(b) or Section 3(c), or to elect directors of the Company as provided in Section 3(d), the presence in person or by proxy of the holders of record of 50% of the total number of shares of the Series A Preferred Stock, or, as applicable, Series A Preferred Stock and Series C Preferred Stock, then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:


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                           (A) the absence of a quorum of the Series A
                  Stockholders shall not prevent the election of directors other than those to be elected by the Series A Stockholders and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the Series A Stockholders or the taking of any action as provided in this
                  Section 3; and

                           (B) in the absence of a quorum of the Series A
                  Stockholders, or, as applicable, holders of Series A Preferred Stock and Series C Preferred Stock, the holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the Series A Stockholders, or as applicable, holders of the Series A Preferred Stock and the Series C Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum is present.

                  (4) For the taking of any action as provided in Sections 3(b) and 3(d) by the Series A Stockholders, or as provided in Section 3(c) with respect to actions to be taken by holders of Series A Preferred Stock and Series C Preferred Stock acting together, each such holder shall have one vote for each share of such stock standing in his or her name on the transfer books of the Company as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day or which the meeting is held. A business day shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  (5) Each director elected by the Series A Stockholders as provided in Section 3(d) shall, unless his term expires earlier, hold office until the regular meeting of stockholders next succeeding his election or, in each case, until his successor, if any, is elected and qualified.

         In case any vacancy occurs among the directors elected by the Series A Stockholders, as provided in Section 3(d), the remaining director or directors theretofore elected by such holders (if there is such a remaining director or directors), or such directors' successor in office, shall designate a director to fill such vacancy for the unexpired portion of the term. If any such vacancy is not so filled within 20 days after the creation thereof or if the directors so elected by the Series A Stockholders cease to serve as directors before their terms expire, the Series A Stockholders may, by written consent as herein provided, or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of the directors whose places are vacant.

         Any director elected by the Series A Stockholders voting separately as a single series may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock voting

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separately as a single series. A special meeting of the Series A Stockholders may be called in accordance with the procedures set forth in Section 3(e) (ii) for the purpose of such vote.

         Section 4. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or in any other certificate of designation creating a series of Preferred Stock or Preferred Stock or any similar stock or as otherwise required by law.

         Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the Series A Stockholders shall have received $10 per share, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. The Series A Preferred Stock shall rank on a parity with the Company's Series C Preferred Stock with a stated value of no more than an aggregate of $15,000,000 issued pursuant to the terms of the Securities Purchase Agreement and senior to the shares of the Company's Series B Preferred Stock.

         Section 6.  Conversion.

         a. Each share of Series A Preferred Stock shall be convertible at any time, at the option of the holder, thereof, into fully paid and nonassessable shares of Common Stock at a rate of one share of Common Stock for each $1.25 of Stated Value of Series A Preferred Stock, subject to adjustment as set forth in this Section 6 (the "Conversion Price").

         b. The Conversion Price shall be adjusted from time to time in certain cases as follows: if the Company, at any time or from time to time, (1) declares a dividend on the Common Stock payable in shares of Common Stock, (2) subdivides the outstanding Common Stock, (3) combines the outstanding Common Stock into a smaller number of shares or (4) issues any shares of its capital stock in respect of shares of Common Stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted to that price which will permit the number of shares of Common Stock (or, in the case of (4), other capital stock into which shares of Common Stock have been converted) into which Series A Preferred Stock may be converted to be increased or reduced in the same proportion as the number of shares of Common Stock (or, in the case of (4), other capital stock into

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which shares of Common Stock have been converted) are increased or reduced in connection with such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustments shall be made successively whenever any event listed above occurs. In the event a dividend is declared but such dividend is not paid, the Conversion Price shall be adjusted to the Conversion Price in effect immediately prior to the record date of such dividend.

         c. Conversion of the Series A Preferred Stock may be effected by any Series A Stockholder upon the surrender to the Company at the Company's principal executive office or at the office of any agent or agents of the Company, as may be designated by the Board of Directors (the "Transfer Agent"), of the certificate for such shares of the Series A Preferred Stock to be converted (duly endorsed or assigned to the Company or in blank), or by transfer of such shares to the Company's account through a securities clearing house, accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 6 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice specifies a name or names other than that of such holder, such notice shall be accompanied by a payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company shall pay any and all issue and other taxes (other than taxes based on or measured by income or gain) that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Series A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five business days after the surrender of such certificate or certificates (or transfer of such shares through a clearing house) and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock equal to the number of shares of Series A Preferred Stock that are being converted and (ii) if less than the full number of shares of the Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates (or transfer of such shares through a clearing house) representing the shares of the Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock (or other capital stock in accordance with Section 6(b)) in accordance herewith, and the person entitled to receive the shares of Common Stock (or other capital stock in accordance with Section 6(b)) shall be treated for all purposes as having become the record holder of such shares of Common Stock (or other capital stock in accordance with Section 6(b)) at such time.


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         d. Except as specifically provided in Section 6(c), the issuance and delivery of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to a Series A Stockholder for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby.

         e. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock, and such amount or number of securities or other property (if the Series A Preferred Stock becomes convertible into the same in accordance with the provisions of Section 6(b)), as are from time to time sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of shares of its authorized but unissued shares of Common Stock (or such securities or other property) to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Certificate of Incorporation.

         Section 7. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 6, then, and in each such case, the Company shall promptly deliver to the Transfer Agent of the Series A Preferred Stock and Common Stock a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section 6. The Company shall also promptly after the making of such adjustment give written notice to the registered Series A Stockholder at the address of each holder as shown on the books of the Company maintained by the Transfer Agent thereof, which notice shall state the Conversion Ratio then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Section 6, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment.

         Section 8.  Enforceability.   If any provision of this Certificate of
Designation is held to be invalid or unenforceable, such holding shall not affect the validity or enforceability of any other provision hereof.


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         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its Chairman of the Board of Directors and attested by its Secretary as of the 12th day of June 1997.



                                     /s/ Steven Geller
                                     ------------------------------------
                                     Steve Geller
                                     Chairman and Chief Executive Officer


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